FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER OF DEFAULTS

This Fifth Amendment to Amended and Restated Credit Agreement and Limited Waiver of Defaults (this “Amendment”) is dated as of October 12, 2005 (the “Amendment Closing Date”) and entered into by and among Bank of America, N.A., as lender (the “Lender”), with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, and Meade Instruments Corp., a Delaware corporation, Simmons Outdoor Corp., a Delaware corporation, and Coronado Instruments, Inc., a California corporation (such entities being referred to hereinafter each individually as a “Borrower” and collectively, the “Borrowers”).

WHEREAS, the Lender and the Borrowers have entered into that certain Amended and Restated Credit Agreement dated as of October 25, 2002 (as amended, restated or modified from time to time, the “Agreement”);

WHEREAS, the Borrowers have informed the Lender that a violation may occur as of the fiscal quarter ending August 31, 2005 of the financial covenant set forth in Section 7.22 of the Agreement (the “Prospective Covenant Violation”). The Prospective Covenant Violation would constitute an Event of Default under the Agreement; and

WHEREAS, the Borrowers have requested a waiver of the Prospective Covenant Violation and certain amendments to the Agreement, and the Lender has agreed to waive the Prospective Covenant Violation and to amend the Agreement pursuant to the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendments

Section 2.01. Amended Definition of “Applicable Margin”. The definition of “Applicable Margin” set forth in Annex A to the Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Applicable Margin’ means:

(i) with respect to Base Rate Revolving Loans, and all other Obligations (other than LIBOR Loans), 1.25%; and

(ii) with respect to LIBOR Revolving Loans, 3.50%; and

(iii) with respect to LIBOR Term Loans, 3.50%.

If Fixed Charge
Coverage Ratio	Pricing Level
Greater than or equal to 2.00 to 1.00	Level I

Greater than or equal to 1.75 to 1.00 but less than 2.00 to 1.00	Level II

Greater than or equal to 1.50 to 1.00 but less than 1.75 to 1.00	Level III

Greater than or equal to 1.20 to 1.00 but less than 1.50 to 1.00	Level IV

Greater than or equal to 1.00 to 1.00 but less than 1.20 to 1.00	Level V

Greater than or equal to .75 to 1.00 but less than 1.00 to 1.00	Level VI

Greater than or equal to .50 to 1.00 but less than .75 to 1.00	Level VII

Greater than or equal to .25 to 1.00 but less than .50 to 1.00	Level VIII

Greater than or equal to .00 to 1.00 but less than .25 to 1.00	Level IX

Applicable Margins

	Level I	Level II	Level III	Level IV	Level V	Level VI	Level VII	Level VIII	Level IX
Base Rate Revolving Loans	0.0%	0.0%	0.0%	0.25%	0.50%	0.75%	1.00%	1.25%	1.75%
LIBOR Revolving Loans	1.75%	2.00%	2.25%	2.50%	2.75%	3.00%	3.25%	3.50%	4.00%
Term Loans	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.25%	3.50%	4.00%

All adjustments in the Applicable Margins after October 31, 2005, shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month that occurs more than 5 days after the required date of delivery to the Lender of quarterly unaudited or annual draft audited (as applicable) Financial Statements evidencing the need for an adjustment. In the event the draft audited Financial Statements are subsequently determined to be in error, then any resulting change in the Applicable Margin shall be made retroactively to the date when the incorrect Applicable Margin was utilized. Concurrently with the delivery of all quarterly Financial Statements, Meade shall deliver to the Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.”

Section 2.02. Amended Definition of “Reserves”. A new clause (i) is hereby added to the definition of “Reserves” set forth in Annex A to the Agreement to read in its entirety as follows:

“(i) the Availability Reserve.”

Section 2.03. New Definition. A new definition of “Availability Reserve” is hereby added to Annex A to the Agreement to read in its entirety as follows:

“‘Availability Reserve’ means, until (a) the Borrowers’ Fixed Charge Coverage Ratio is equal to or greater than 1.00 to 1.00 and (b) the Borrowers’ US Fixed Charge Coverage Ratio is equal to or greater than 1.00 to 1.00, a reserve against Availability equal to $4,000,000.”

Section 2.04. Amendment to Section 7.22. Section 7.22 of the Agreement is hereby amended and restated in its entirety to read as follows:

“ 7.22 Fixed Charge Coverage Ratio. Meade and its consolidated Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter of not less than the applicable ratio set forth below:

Minimum Fixed Charge Coverage
“Fiscal Quarter Ending	Ratio
August 31, 2005	.35 to 1.00

November 30, 2005	.20 to 1.00

February 28, 2006	.25 to 1.00

May 31, 2006	.25 to 1.00

August 31, 2006	.35 to 1.00

November 30, 2006	.75 to 1.00

February 28, 2007 and each fiscal quarter ending thereafter	1.10 to 1.00”

Section 2.05. Amendment to Section 7.24. Section 7.24 of the Agreement is hereby amended and restated in its entirety to read as follows:

“ 7.24 US Fixed Charge Coverage Ratio. Meade and its consolidated Subsidiaries will maintain a US Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter ending August 31, 2006 and thereafter of not less than the applicable ratio set forth below:

Minimum US Fixed Charge Coverage
“Fiscal Quarter Ending	Ratio
August 31, 2006	.00 to 1.00

November 30, 2006	.25 to 1.00

February 28, 2007 and each fiscal quarter ending thereafter	1.00 to 1.00”

Section 2.06. Elimination of Minimum Availability. The minimum Availability requirement set forth in Section 3.03 of that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 2004 by and among Bank of America, N.A. and the Borrowers is hereby eliminated.

ARTICLE III

Section 3.01. Waiver. The Lender hereby waives the Prospective Covenant Violation and agrees not to exercise any rights or remedies available as a result of the occurrence thereof.

Section 3.02. Limitation of Waiver. The waiver granted in Section 3.01 of this Amendment shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of this Amendment, the Agreement or any other Loan Document except as expressly set forth herein. Further, the waiver granted in Section 3.01 of this Amendment shall not constitute a waiver of any other Default or Event of Default arising as a result of the violation of any other term or provision of this Amendment, the Agreement or any other Loan Document or a waiver of any rights or remedies arising as a result of any such other Defaults or Events of Default.

Section 3.03. Amendment Fee. In connection with the preparation, negotiation and execution of this Amendment, the Borrowers shall pay to the Lender an amendment fee (the “Amendment Fee”) in the amount of Seventy-five Thousand Dollars ($75,000), which, at the Lender’s option, may be charged as an advance and a Revolving Loan under the Agreement, and which fee is fully earned and payable as of the Amendment Closing Date.

ARTICLE IV

Section 4.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) The representations and warranties contained herein and in the Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(ii) The Borrowers shall have delivered to the Lender an executed original copy of this Amendment;

(iii) The Borrowers shall have delivered to the Lender executed original copies of each of the Consents and Reaffirmations attached to this Amendment;

(iv) The Borrowers shall have paid the Lender the Amendment Fee;

(v) No Default or Event of Default (other than the Prospective Covenant Violation) shall have occurred and be continuing; and

(vi) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Lender in its sole and absolute discretion.

ARTICLE V

Section 5.01. Acknowledgment. Each Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Borrower with all of the provisions of this Amendment, (i) are within its powers and purposes, (ii) have been duly authorized or approved by such Borrower, and (iii) when executed and delivered by or on behalf of such Borrower, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms. Each Borrower reaffirms its obligation to pay all amounts due the Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.

Section 5.02. Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. Any lien and/or security interest granted to the Lender in the Collateral set forth in the Agreement or any other Loan Document are and shall remain unchanged and in full force and effect and the Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations thereunder, as modified hereby, and the Borrowers’ obligations hereunder.

Section 5.03. Parties, Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the Borrowers, the Lender, and their respective successors and assigns.

Section 5.04. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 5.05. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.06. Expenses of the Lender. The Borrowers agree to pay on demand (i) all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of the Lender’s legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by the Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the reasonable costs and fees of the Lender’s legal counsel, the allocated cost of staff counsel, and the costs and fees associated with any environmental due diligence conducted in relation hereto.

Section 5.07. Total Agreement. This Amendment, the Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

“BORROWERS”:

MEADE INSTRUMENTS CORP.

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

SIMMONS OUTDOOR CORP.

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

CORONADO INSTRUMENTS, INC.

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

“LENDER”:

BANK OF AMERICA, N.A.

By: /s/Todd R. Eggertsen

Name: Todd R. Eggertsen
Title:	Vice President

CONSENTS AND REAFFIRMATIONS

Each of MEADE INSTRUMENTS EUROPE CORP., a California corporation, and MEADE INSTRUMENTS HOLDINGS CORP., a California corporation, hereby acknowledges the execution of, and consent to, the terms and conditions of that Fifth Amendment to Amended and Restated Credit Agreement and Limited Waiver of Defaults dated as of October 12, 2005, among MEADE INSTRUMENTS CORP., SIMMONS OUTDOOR CORP., CORONADO INSTRUMENTS, INC. and BANK OF AMERICA, N.A. (“Creditor”), and reaffirms its obligations under (a) that certain Continuing Guaranty (the “Guaranty”) dated as of September 24, 2001, made by the undersigned in favor of the Creditor, and (b) that certain Security Agreement (the “Security Agreement”) dated as of September, 2001, by and between the undersigned and the Creditor. Each of the undersigned acknowledges and agrees that each of the Guaranty and the Security Agreement remain in full force and effect and are hereby ratified and confirmed.

Dated as of October 12, 2005.

MEADE INSTRUMENTS EUROPE CORP., a California corporation

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

MEADE INSTRUMENTS HOLDINGS CORP., a California corporation

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

CONSENTS AND REAFFIRMATIONS

Each of MTSC HOLDINGS, INC., a California corporation (“MTSC”), MC HOLDINGS, INC., a California corporation (“MC HOLDINGS”), and MEADE CORONADO HOLDINGS CORP., a California corporation (“MCHC”), hereby acknowledges the execution of, and consents to, the terms and conditions of that Fifth Amendment to Amended and Restated Credit Agreement and Limited Waiver of Defaults dated as of October 12, 2005, among MEADE INSTRUMENTS CORP., SIMMONS OUTDOOR CORP., CORONADO INSTRUMENTS, INC. and BANK OF AMERICA, N.A. (“Creditor”), and reaffirms its obligations under that certain Continuing Guaranty (the “Guaranty”) dated as of September 24, 2001 executed in favor of the Creditor and joined by each of the undersigned pursuant to an Instrument of Joinder, dated as of (i) October 25, 2002 with respect to MTSC and MC HOLDINGS, and (ii) December 1, 2004 with respect to MCHC (respectively, the “Instrument”). Each of the undersigned acknowledges and agrees that each of the Guaranty and Instrument remain in full force and effect and are hereby ratified and confirmed.

Dated as of October 12, 2005.

MTSC HOLDINGS, INC., a California corporation,

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

MC HOLDINGS, INC., a California corporation

By: /s/Brent W. Christensen

Name: Brent W. Christensen
Title:	CFO

MEADE CORONADO HOLDINGS CORP., a California corporation

By: /s/Brent W. Christensen

Name: Brent W. Christensen } Title: CFO } Name: Brent W. Christensen
Title:	CFO